Exhibit 6

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Date: October 21, 2013

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FLEXPOINT FUND II, L.P.

By:	Flexpoint Management II, L.P.
Its:	General Partner

By:	Flexpoint Ultimate Management II, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
	Name:	Donald J. Edwards
	Its:	Manager

FLEXPOINT MANAGEMENT II, L.P.

By:	Flexpoint Ultimate Management II, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
	Name:	Donald J. Edwards
	Its:	Manager

FLEXPOINT ULTIMATE MANAGEMENT II, LLC

By:	/s/ Donald J. Edwards
	Name:	Donald J. Edwards
	Its:	Manager

By:	/s/ Donald J. Edwards
Donald J. Edwards

Signature Page to Joint Filing Agreement